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                                                                    EXHIBIT 99.1

                            MOTIVEPOWER INDUSTRIES, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
             MOTIVEPOWER INDUSTRIES, INC. FOR THE SPECIAL MEETING OF THE
           SHAREHOLDERS TO BE HELD ON AUGUST 23, 1999 AT 11:00, LOCAL TIME

         The undersigned hereby appoints Jeannette Fisher-Garber, John C. Pope and Michael A. Wolf and each of them acting in the absence of the other, with full power of substitution, attorneys and proxies for and in the name and place of the undersigned, to represent and vote the number of shares of Common Stock of MotivePower Industries, Inc. that the undersigned would be entitled to vote if then personally present at the Special Meeting of the Shareholders of MotivePower Industries, Inc., or at any adjournment or postponement thereof. If you do not mark any box, your proxy will be voted in accordance with the Board of Directors' recommendations.
         This proxy, when properly executed will be voted in the manner directed by the undersigned shareholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF MERGER DATED AS OF JUNE 2, 1999, AS AMENDED, BETWEEN WESTINGHOUSE AIR BRAKE COMPANY AND MOTIVEPOWER INDUSTRIES, INC. (THE "MERGER AGREEMENT") AND THE MERGER. This proxy grants discretionary authority to vote in accordance with the best judgment of the named proxies on other proposals or matters that may properly come before the meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER.

         THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS
         CARD.

         The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and the related Joint Proxy
         Statement/ Prospectus dated July   , 1999.

                                 (See Reverse Side)
P

         THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICTED,
                     THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1.

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

         Proposal 1.  Approval and adoption of the Agreement and Plan of
                      Merger dated as of June 2, 1999, as amended, between Westinghouse Air Brake Company and MotivePower Industries, Inc. and the merger (See reverse)

                 [ ] FOR          [ ] AGAINST          [ ] WITHHELD

         Please check this box if you plan to attend the Special Meeting [ ]

                                             (Signature)

                                             (Signature, if jointly held)

                                             Title:

                                             Dated: ,1999

         NOTE: Please date this proxy card and sign it exactly as your name or names appear. All joint owners of shares should sign. State full title when signing as executor, administrator, trustee, guardian, etc. Please return the signed proxy card in the enclosed postage prepaid envelope. The signer hereby revokes all proxies heretofore given by the signer to vote at the Special Meeting of Shareholders or any adjournments thereof.